                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 333-67689



                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                          VARIABLE ANNUITY ACCOUNT FIVE

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         SUPPLEMENT TO THE SEASONS SELECT PROSPECTUS DATED JULY 15, 1999

        The date of the prospectus has been changed to December 29, 1999.

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     The following change is made to SECTION 5 EXPENSES in the Profile, in the right-hand column, second paragraph from the bottom is replaced with the following:

     If you transfer among the SELECT PORTFOLIOS, STRATEGIES and/or fixed investment options more than fifteen times per year, we charge a $25 transfer fee for each subsequent transfer ($10 in Pennsylvania and Texas).

     The chart for expenses for age 80 or younger at contract issue in the profile section located at the end of section 5 titled "Expenses" is replaced with the following:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               EXAMPLES
                                 Total Annual                            Total Annual       Total         Total          Total
                                  Insurance                               Investment        Annual       Expenses      Expenses
                                   Related                                 Related         Charges      at end of 1    at end of
                                   Charges                                 Charges                         YEAR        10 YEARS
SELECT PORTFOLIOS
------------------------------------------------------------------------------------------------------------------------------------
Large-Cap Growth                   1.49%           (1.40% + .09%)           1.10%           2.59%          $116          $289
Large-Cap Composite                1.49%           (1.40% + .09%)           1.10            2.59           $116          $289
Large-Cap Value                    1.49%           (1.40% + .09%)           1.10            2.59           $116          $289
Mid-Cap Growth                     1.49%           (1.40% + .09%)           1.15            2.64           $116          $294
Mid-Cap Value                      1.49%           (1.40% + .09%)           1.15            2.64           $116          $294
Small-Cap                          1.49%           (1.40% + .09%)           1.15            2.64           $116          $294
International Equity               1.49%           (1.40% + .09%)           1.30            2.79           $118          $308
Diversified Fixed Income           1.49%           (1.40% + .09%)           1.00            2.49           $115          $279
Cash Management                    1.49%           (1.40% + .09%)            .85            2.34           $113          $267
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                               EXAMPLES
                                 Total Annual                            Total Annual       Total         Total          Total
                                  Insurance                               Investment        Annual       Expenses      Expenses
                                   Related                                 Related         Charges      at end of 1    at end of
                                   Charges                                Charges(1)                       YEAR        10 YEARS
STRATEGY(IES)
------------------------------------------------------------------------------------------------------------------------------------
Growth                             1.49%           (1.40% + .09%)           1.17%           2.66%          $117          $296
Moderate Growth                    1.49%           (1.40% + .09%)           1.16%           2.65%          $116          $295
Balanced Growth                    1.49%           (1.40% + .09%)           1.15%           2.64%          $116          $294
Conservative Growth                1.49%           (1.40% + .09%)           1.10%           2.59%          $116          $289
------------------------------------------------------------------------------------------------------------------------------------

(1) Investment related charges for each STRATEGY are based upon the allocation to the underlying investment portfolio after the quarterly rebalancing described in the prospectus.

----------------------

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         The chart for expenses for age 81 or older at contract issue in the profile section located at the end of section 5 titled "Expenses" is replaced with the following:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               EXAMPLES
                                 Total Annual                            Total Annual       Total         Total          Total
                                  Insurance                               Investment        Annual       Expenses      Expenses
                                   Related                                 Related         Charges      at end of 1    at end of
                                   Charges                                 Charges                         YEAR        10 YEARS
SELECT PORTFOLIOS
------------------------------------------------------------------------------------------------------------------------------------
Large-Cap Growth                    1.61%          (1.52% + .09%)            1.10%           2.71%         $117           $300
Large-Cap Composite                 1.61%          (1.52% + .09%)            1.10            2.71          $117           $300
Large-Cap Value                     1.61%          (1.52% + .09%)            1.10            2.71          $117           $300
Mid-Cap Growth                      1.61%          (1.52% + .09%)            1.15            2.76          $118           $305
Mid-Cap Value                       1.61%          (1.52% + .09%)            1.15            2.76          $118           $305
Small-Cap                           1.61%          (1.52% + .09%)            1.15            2.76          $118           $305
International Equity                1.61%          (1.52% + .09%)            1.30            2.91          $119           $320
Diversified Fixed Income            1.61%          (1.52% + .09%)            1.00            2.61          $116           $291
Cash Management                     1.61%          (1.52% + .09%)             .85            2.46          $115           $276
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                               EXAMPLES
                                 Total Annual                            Total Annual       Total         Total          Total
                                  Insurance                               Investment        Annual       Expenses      Expenses
                                   Related                                 Related         Charges      at end of 1    at end of
                                   Charges                                Charges(1)                       YEAR        10 YEARS
STRATEGY(IES)
------------------------------------------------------------------------------------------------------------------------------------
Growth                              1.61%          (1.52% + .09%)            1.17%           2.78%         $118           $307
Moderate Growth                     1.61%          (1.52% + .09%)            1.16%           2.77%         $118           $306
Balanced Growth                     1.61%          (1.52% + .09%)            1.15%           2.76%         $118           $305
Conservative Growth                 1.61%          (1.52% + .09%)            1.10%           2.71%         $117           $300
------------------------------------------------------------------------------------------------------------------------------------

(1) Investment related charges for each STRATEGY are based upon the allocation to the underlying investment portfolio after the quarterly rebalancing described in the prospectus.

--------------------------------------------------------------------------------
The following change is made to the FEE TABLE at page 5, left-hand column:

         Transfer Fee ............ No charge for first 15 transfers each year, thereafter, the fee is $25 per transfer ($10 in Pennsylvania and Texas)

--------------------------------------------------------------------------------

The chart on page 7-8 of the prospectus titled "Examples" is being replaced by the following (please note the text following the chart of page 8 remains the same):

                                               TIME PERIODS
-------------------------------------------------------------------------------------
SELECT PORTFOLIO             1 YEAR        3 YEARS       5 YEARS      10 YEARS
-------------------------------------------------------------------------------------
Large Cap Growth            (a) $116      (a) $150      (a) $196      (a) $289
                            (b) $117      (b) $153      (b) $202      (b) $300
                            (c) $ 26      (c) $ 80      (c) $136      (c) $289
                            (d) $ 27      (d) $ 83      (d) $142      (d) $300

Large Cap Composite         (a) $116      (a) $150      (a) $196      (a) $289
                            (b) $117      (b) $153      (b) $202      (b) $300
                            (c) $ 26      (c) $ 80      (c) $136      (c) $289
                            (d) $ 27      (d) $ 83      (d) $142      (d) $300

Large Cap Value             (a) $116      (a) $150      (a) $196      (a) $289
                            (b) $117      (b) $153      (b) $202      (b) $300
                            (c) $ 26      (c) $ 80      (c) $136      (c) $289
                            (d) $ 27      (d) $ 83      (d) $142      (d) $300

Mid Cap Growth              (a) $116      (a) $151      (a) $198      (a) $294
                            (b) $118      (b) $155      (b) $204      (b) $305
                            (c) $ 26      (c) $ 81      (c) $138      (c) $294
                            (d) $ 28      (d) $ 85      (d) $144      (d) $305

Mid Cap Value               (a) $116      (a) $151      (a) $198      (a) $294
                            (b) $118      (b) $155      (b) $204      (b) $305
                            (c) $ 26      (c) $ 81      (c) $138      (c) $294
                            (d) $ 28      (d) $ 85      (d) $144      (d) $305

Small Company               (a) $116      (a) $151      (a) $198      (a) $294
                            (b) $118      (b) $155      (b) $204      (b) $305
                            (c) $ 26      (c) $ 81      (c) $138      (c) $294
                            (d) $ 28      (d) $ 85      (d) $144      (d) $305

International Equity        (a) $118      (a) $155      (a) $206      (a) $308
                            (b) $119      (b) $159      (b) $212      (b) $320
                            (c) $ 28      (c) $ 85      (c) $146      (c) $308
                            (d) $ 29      (d) $ 89      (d) $152      (d) $320

Diversified Fixed Income    (a) $115      (a) $147      (a) $191      (a) $279
                            (b) $116      (b) $150      (b) $197      (b) $291
                            (c) $ 25      (c) $ 77      (c) $131      (c) $279
                            (d) $ 26      (d) $ 80      (d) $137      (d) $291

Cash Management             (a) $113      (a) $145      (a) $186      (a) $267
                            (b) $115      (b) $146      (b) $189      (b) $276
                            (c) $ 23      (c) $ 75      (c) $126      (c) $267
                            (d) $ 25      (d) $ 76      (d) $129      (d) $276
-------------------------------------------------------------------------------------

                                               TIME PERIODS
-------------------------------------------------------------------------------------
STRATEGY                     1 YEAR        3 YEARS       5 YEARS      10 YEARS
-------------------------------------------------------------------------------------
Growth                      (a) $117      (a) $152      (a) $199      (a) $296
                            (b) $118      (b) $155      (b) $205      (b) $307
                            (c) $ 27      (c) $ 82      (c) $139      (c) $296
                            (d) $ 28      (d) $ 85      (d) $145      (d) $307

Moderate Growth             (a) $116      (a) $151      (a) $199      (a) $295
                            (b) $118      (b) $155      (b) $205      (b) $306
                            (c) $ 26      (c) $ 81      (c) $139      (c) $295
                            (d) $ 28      (d) $ 85      (d) $145      (d) $306

Balanced Growth             (a) $116      (a) $151      (a) $198      (a) $294
                            (b) $118      (b) $155      (b) $204      (b) $305
                            (c) $ 26      (c) $ 81      (c) $138      (c) $294
                            (d) $ 28      (d) $ 85      (d) $144      (d) $305

Conservative Growth         (a) $116      (a) $150      (a) $196      (a) $289
                            (b) $117      (b) $153      (b) $202      (b) $300
                            (c) $ 26      (c) $ 80      (c) $136      (c) $289
                            (d) $ 27      (d) $ 83      (d) $142      (d) $300
-------------------------------------------------------------------------------------

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The following change is made to page 17 of the Prospectus under TRANSFERS DURING
THE ACCUMULATION PHASE, the first full paragraph is replaced with the following:

         Except as provided in the next sentence with respect to the DCA fixed accounts, you can transfer money among the SELECT PORTFOLIO(S), STRATEGY(IES) and the fixed investment options by written request or by telephone. Although you may transfer money out of the DCA fixed accounts, you may not transfer money into the DCA fixed account from any SELECT PORTFOLIO(S), STRATEGY(IES) and the fixed investment options. You may make fifteen (15) transfers every year without incurring a transfer charge. We measure a year from the anniversary of the date we issued your contract. If you make more than fifteen (15) transfers in a year, there is a $25 fee per transfer ($10 in Pennsylvania and Texas).

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The following change applies to page 27 of the prospectus under the heading
TRANSFERS DURING THE INCOME PHASE. The last full paragraph is replaced with the following:

        During the Income Phase, one transfer per month is permitted between the SELECT PORTFOLIOS and STRATEGIES. No other transfers are allowed during the income phase.

Date:  December 29, 1999

PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS